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                                                                     EXHIBIT 3-B
                                    BY-LAWS
                                       OF
                              HARTMARX CORPORATION

                (Formed under the laws of the State of Delaware)

           As Adopted by the Board of Directors on February 11, 1983
           ---------------------------------------------------------
          as amended April 4, 1983, October 13, 1983, April 11, 1984,
      July 13, 1984, January 16, 1985, April 9, 1985 and October 17, 1985;
                   as amended and restated January 16, 1986;
        as amended April 10, 1986, October 9, 1986 and November 3, 1986;
                   as amended and restated January 15, 1987;
         as amended January 1, 1990, April 12, 1990, January 17, 1991,
             April 11, 1991, December 30, 1992, February 11, 1993,
                      April 14, 1993 and January 13, 1994.


                                   ARTICLE I

                                  STOCKHOLDERS

          Section 1. Annual Meeting. A meeting of the stockholders for the election of directors and the transaction of other business shall be held annually on a day between April 1 and April 15, inclusive, to be designated by the Board of Directors and in the absence of such designation, on the first Monday in April, or, if it be a public holiday, on the next succeeding business day.

          Section 2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or, subject to the control of the Board, by the Chairman, or in his absence, by the Vice Chairman or the President and shall be called by the Board upon written request of the holders of record of not less than fifty per centum of the outstanding shares of stock of the Corporation entitled to vote at the meeting requested to be called.

          Section 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the City of Chicago, in the State of Illinois.

          Section 4. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

          If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.

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          A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than thirty (30) days, or if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

          Section 5. Waiver of Notice. Notice of any meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          Section 6. Inspectors of Election. The Board of Directors shall, in advance of any stockholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof.
The Board of Directors may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute his duties of inspector with strict impartiality and according to the best of his ability.

          The inspector(s) shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). Any record or certificate made by the inspectors shall be prima facie evidence of the facts stated and of the vote as certified by said inspector(s).

          Section 7. List of Stockholders at Meetings. The Secretary shall provide a complete list of the stockholders entitled to vote at the ensuing election, arranged in

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alphabetical order, with the address of each, and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 8. Qualification of Voters. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share of stock standing in his name on the record of stockholders.

          Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

          Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

          Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

          A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

          Section 9. Quorum of Stockholders. The holders of not less than one-third of the shares of stock entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of not less than one-third of the shares of such class or series of stock shall constitute a quorum for the transaction of such specified item of business.

          When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

          The stockholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

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          Section 10.  Proxies.  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

          Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

          The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

          Section 11. Vote of Stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

          Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or the Certificate of Incorporation or the By-Laws, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

          Section 12. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least twenty-one years of age.

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          Section 2.  Number of Directors.  The number of directors constituting the entire Board of Directors shall be thirteen. A majority of the total number of directors authorized by this By-Law may amend this By-Law, to change the number of directors, provided, however, that no decrease in the number of directors shall shorten the term of an incumbent director.

          Section 3. Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified.

          Section 4. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided in these By-Laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

          Section 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman, or in his absence, the Vice Chairman or the President, or upon the call of any two directors.

          Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings.

          No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Chicago time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, Chicago time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

          Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

          A majority of directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present

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at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

          Section 5.1. Participation in Meetings of the Board or Committees Thereof by Means of Telephone or Similar Equipment. Any one or more members of the Board of Directors, the Executive Committee, or any other Committee of the Board may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 5.2. Action of the Board or Committees Thereof by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors, the Executive Committee, or any other Committee of the Board of Directors may be taken without a meeting if all members of the Board or of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

          Section 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

          Section 7. Removal of Directors. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of the stockholders or by the unanimous written consent of all stockholders entitled to vote.

          Section 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

          Section 9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

          Section 10. Indemnification. Directors and officers of the Corporation shall be indemnified to the fullest extent now or hereafter permitted by law and in accord with the procedural requirements as specified in
(S)145(d) of Delaware General Corporation Law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation's request. Persons who are not directors or officers of

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the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

          Section 11. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee, consisting of four or more directors, which shall have all the authority of the Board, except that the Executive Committee shall have no authority as to the following matters:

          (1)  Amending the Certificate of Incorporation;

          (2)  Adopting an agreement of merger or consolidation;

          (3) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (4) Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (5)  Amending the By-Laws of the Corporation;

          (6)  Declaring a dividend; or

          (7)  Authorizing the issuance of stock.

          The Board of Directors may designate one or more directors (who may or may not be officers and employees of the Corporation) as alternate members of the Executive Committee, who may replace any absent member or members for all purposes, including the constituting of a quorum at any meeting of such Committee.

          Five members of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present, shall be the act of such Committee. Meetings of the Executive Committee may be called by any member of the Executive Committee, and notices thereof shall be given to each member of the Executive Committee in the same manner as notices to directors are provided for in the case of notices of special meetings of the Board of Directors, but notice may in any case be waived.

          The Executive Committee shall serve at the pleasure of the Board of Directors.

          Section 12. Audit Committee. The Audit Committee of the Board of Directors will consist of three or more directors, none of whom shall be an officer or employee of the Corporation. The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

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          The Audit Committee will maintain, through regularly scheduled meetings, communications between the directors and independent accountants and will provide assistance to the Board in fulfilling its fiduciary and statutory responsibilities related to corporate accounting, integrity of financial controls, and reporting practices. The Committee will make periodic reports to the entire Board on such matters as the Committee or the Board may specify.

          Section 13. Compensation and Stock Option Committee. The Compen-sation and Stock Option Committee of the Board of Directors will consist of three or more directors, none of whom shall be an officer or employee of the Corporation. The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

          The Compensation and Stock Option Committee will exercise the full powers of the entire Board with respect to fixing the compensation to be paid from time to time to all officers and employees of the Corporation and its subsidiaries whose compensation is above the minimum level determined by the Committee from time to time to be appropriate for control by directors of the Corporation. The Committee will also grant all stock options and make other determinations necessary or advisable for the administration of all stock option plans and similar plans. The Committee will make periodic reports to the entire Board on such matters as the Committee or the Board may specify.

          Section 14.  Nominating Committee.   The Nominating Committee of the
Board of Directors will consist of three or more directors. The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

          The Nominating Committee will propose to the entire Board qualified nominees for election to fill vacancies on the Board.

          Section 15. Management Operations Committee. The Board of Directors shall establish from time to time by resolution the composition, functions and responsibilities of the Management Operations Committee of the Board of Directors.

          Section 16. Strategy Committee. The Strategy Committee of the Board of Directors will consist of the Chairman and three or more other directors. The number of members of the Committee will be determined each year at the annual meeting of the Board of Directors.

          The Strategy Committee will provide advice and assistance to the Board on matters relating to the initiation, implementation and completion of the Corporation's plans and the conduct of its business and affairs. The Committee will make periodic reports to the entire Board on such matters as the Committee or Board may specify.

          Section 17. Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members committees other than those described in the foregoing By-Laws. Any such Committee of which a majority

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of the members shall not be officers or employees of the Corporation may be authorized by the resolution establishing it to have all of the authority of the Board with respect to matters delegated to it by said resolution. No resolution establishing and delegating authority to a committee pursuant to this section shall confer authority as to any of the matters listed in Section 11 of this Article, Paragraphs (1) - (6) inclusive.

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                                  ARTICLE III

                                    OFFICERS

          Section 1. Officers. The officers of the Corporation shall consist of a Chairman, a President, a Secretary and a Treasurer. In addition, the Board of Directors may elect a Vice Chairman, one or more Group Chairmen or Group Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a General Counsel, a Controller, Assistant Secretaries, Assistant Treasurers, Assistant General Counsels, other group officers, divisional officers and such other officers as the Board of Directors may determine, and the respective provisions of these By-Laws with respect to the duties and powers of such additional officers shall be applicable only during any time such additional officers shall be elected and acting. The Chairman shall be a member of the Board of Directors. Other officers of the Corporation may, but need not, be members of the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chairman and Secretary, Vice Chairman and Secretary or President and Secretary.

          Section 2. Term of Office and Removal. All officers of the Corporation shall be elected annually by the Board of Directors as soon as may be practicable after the annual election of directors. Vacancies may be filled, or new offices created and filled, at any meeting of the Board of Directors. Each officer elected by the Board of Directors shall hold office for the term for which he is elected, and until his successor has been elected and qualified. Unless otherwise provided in the resolution of the Board of Directors electing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election of an officer shall not of itself create contract rights.

          Section 3. Powers and Duties. The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation, as may be prescribed in these By-Laws or by the Board of Directors and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman, the Vice Chairman, the President, any Vice President, the Secretary or the Treasurer.
The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

          Section 4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors, Executive Committee and any other committees of directors, and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office in the State of Illinois, or at the office of its transfer agent or registrar in the State of Illinois, if any, a record containing the names and addresses of all stockholders, the

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number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation, other than the stock ledger and list of stockholders, shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by the Statute or as so authorized by the Board or an officer of the Corporation.

          Section 5. Checks, Notes, etc. All checks and drafts on, and withdrawals from, the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.


                                   ARTICLE IV

                               DUTIES OF OFFICERS

          Section 1. Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other duties and powers as may be assigned to him by the Board of Directors or the Executive Committee.

          Section 2. Vice Chairman. The Vice Chairman shall have such duties and powers as may be assigned to him by the Board of Directors or the Executive Committee. In the absence of the Chairman, he or the President shall preside at meetings of the stockholders and of the Board of Directors.

          Section 3. President. The President shall have such duties and powers as may be assigned to him by the Board of Directors or the Executive Committee. In the absence of both the Chairman and the Vice Chairman, he shall preside at meetings of the stockholders and of the Board of Directors.

          Section 4. Group Chairman or Group President. A Group Chairman or Group President shall direct and control the businesses of a Group comprising two or more related divisions or subsidiaries of the Corporation, in accordance with policies established by the Chairman, the Vice Chairman or the President, the Board of Directors or the Executive Committee. If a Group shall have both a Chairman and a President, their respective duties and powers shall be determined and assigned by the Chairman, the Vice Chairman or the President, the Board of Directors or the Executive Committee.

          Section 5. Senior Vice President. The Senior Vice President shall have such duties and powers as may be assigned to him by the Chairman, the Vice Chairman or the President, the Board of Directors or the Executive Committee.

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          Section 6.  Vice Presidents.  The Vice Presidents shall have such duties and powers as may be assigned to them by the Chairman, the Vice Chairman or the President, the Board of Directors or the Executive Committee.

          Section 7. Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders, the Board of Directors and the Executive Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate record books and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and (d) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman, the Vice Chairman or the President.

          Section 8. General Counsel. The General Counsel shall give legal counsel and advice to the Board of Directors and its committees. He shall be the chief attorney at law for the Corporation and its subsidiaries, shall be the head of the Corporation's Legal Department, and shall select, engage and approve payment of fees to attorneys retained to represent the Corporation or its subsidiaries in litigation or otherwise.

          Section 9. Treasurer. The Treasurer shall have charge and custody of all funds and securities of the Corporation. He shall deposit or invest all monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee or in such short-term investments as he shall select with the approval of the Chairman, the Vice Chairman or the President. He shall disburse funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, taking proper vouchers for such disbursements. He shall render to the Chairman, the Vice Chairman or the President, the Board of Directors and the Executive Committee, whenever any thereof may require it, an account of his transactions as Treasurer and of the financial position of the Corporation.

          Section 10. Controller. The Controller shall be the chief accounting officer of the Corporation. He shall, when proper, approve all bills for purchases, payrolls and similar instruments providing for disbursement of money by the Corporation, for payment by the Treasurer. He shall be in charge of and maintain books of account and accounting records of the Corporation. He shall perform such other acts as are usually performed by the controller of a corporation. He shall render to the Chairman, the Vice Chairman or the President, the Board of Directors and the Executive Committee, such reports as any thereof may require.

          Section 11. Assistant Secretaries, Assistant Treasurers and Assis-tant General Counsels. The Assistant Secretaries, Assistant Treasurers and Assistant General Counsels shall have such duties and powers as may be assigned by the Secretary, the Treasurer or the General Counsel respectively, or by the Chairman, the Vice Chairman or the President, the Board of Directors or the Executive Committee.

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          Section 12.  Divisional and Group Officers.  The divisional officers and group officers shall have such duties and powers with respect to their divisions or groups as may be assigned to them by the Chairman, the Vice Chairman or the President, the Group Chairman for such division or group, the Group President for such division or group, the Board of Directors or the Executive Committee.


                                   ARTICLE V

                         FORMS OF CERTIFICATES AND LOSS
                             AND TRANSFER OF STOCK

          Section 1. Forms of Stock Certificates. The shares of stock of the Corpo-ration shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman, the Vice Chairman, the President or a Vice President, and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Each certificate representing shares of stock shall state upon the face thereof:

          (1) That the Corporation is formed under the laws of the State of Delaware;

          (2)  The name of the person or persons to whom issued; and

          (3) The number and class of stock, and the designation of the series, if any, which such certificate represents.

          Section 2. Transfers of Stock. Shares of stock of the Corporation shall be transferable on the stock ledger upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares of stock requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

          Section 3. Lost, Stolen or Destroyed Stock Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except if and to the extent required by the Board of Directors, upon:

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

          (1) Production of evidence of loss, destruction or wrongful taking;

          (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; and

          (3) Compliance with such other reasonable requirements as may be imposed.


                                   ARTICLE VI

                                 OTHER MATTERS

          Section 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

          Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of December in each year and end on the thirtieth day of November in each year.

          Section 3. Amendments. By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares of stock at the time entitled to vote in the election of any directors. By-Laws may also be adopted, amended or repealed by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided.

          If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


                              ______________________________
                              Carey M. Stein, Secretary

S:ADMIN\BYLW194.HMP

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